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                                                                    EXHIBIT 99.4

                                      PROXY

                               APPLE SUITES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David S. McKenney, J. Philip Hart and Martin B. Richards as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the common shares of Apple Suites, Inc. held of record by the undersigned on December 20, 2002, at the Special Meeting of Shareholders to be held on January 30, 2003 or any adjournment thereof.

         1. To approve and adopt the Agreement and Plan of Merger, dated as of October 24, 2002, by and between Apple Hospitality Two, Inc., Apple Suites, Inc. and Hospitality Acquisition Company, a subsidiary of Hospitality, Inc., including the related plan of merger (the "Merger Agreement"), by which Apple Suites, Inc. is to merge with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two, Inc. (the "Merger") and approve the Merger.

          FOR                   AGAINST                ABSTAIN
          ---                   -------                -------

          [ ]                     [ ]                    [ ]

         2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting to the extent such are matters (i) that the board of directors did not know, a reasonable time before the solicitation of proxies, were to be presented at the Special Meeting, or (ii) that are incident to the conduct of the Special Meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for each of the proposals listed above.

                        (Continued on the reverse side).

Please indicate whether you plan to attend the Special Meeting in person:
[ ] Yes [ ] No

Dated: ________________, 200
                            --              -----------------------------------
                                             Print Name

                                            -----------------------------------
                                             Signature

                            Signature if held jointly

         Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                   President or other authorized officer. If a
                 partnership, please sign in partnership name by
                               authorized person.

        Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.